FINAL VERSION – 5/15/17 10AM PDT

Reed’s Inc. Announces First Quarter Financial Results

LOS ANGELES, CA—(May 15, 2017) - Reed’s, Inc. (NYSE MKT: REED), maker of the top-selling sodas in natural food stores nationwide, today announced the financial results for its fiscal first quarter ended March 31, 2017.

Financial Results for the First Quarter 2017 versus First Quarter 2016

●	As previously announced, first quarter net sales decreased from $10.0 million to $8.3 million
●	Private label and kombucha sales were down significantly year over year and were the primary contributors to the sales decline
●	Gross profit decreased from $1.9 million to $1.1 million
●	Gross margin decreased from 19% to 13%
●	Operating expenses decreased 15% driven by:

●	Delivery and handling expenses decreased 12% from $0.8 million to $0.7 million
●	Selling and marketing expenses decreased 24% from $1.0 million to $0.8 million
●	G&A expenses decreased 8% from $1.2 million to $1.1 million

●	Net loss was ($2.0 million) versus ($1.6 million) in the year ago period
●	Net loss per share was ($0.14) versus ($0.12) in the year ago period

“Our first quarter results were disappointing and we are actively rebuilding the business to return to growth and profitability,” Commented Reed’s Interim Chief Executive Officer Stefan Freeman. “We are in the process of a thorough evaluation of the business and are establishing both short and long term goals to return to higher levels of profitability. In short, we are simplifying the business without sacrificing our core brands or flavors. We have implemented a program to reduce the number of product packaging options by more than 100. We believe this stock keeping unit (SKU) rationalization will be a significant benefit to our co-packers, customers and our own production operations.”

Mr. Freeman continued, “We have made significant progress towards the launch of our new low calorie soda that we anticipate introducing to the market this fall. The product tastes amazing and it is hard to believe that it has 10% of the calories of a traditional sugar based soda. Consumers have been demanding it and we have developed it using all natural ingredients. Simply put, it is fantastic. In addition, this fall we plan to relaunch Culture Club Kombucha in our best-selling five flavors featuring new, simpler packaging that includes a new bottle, cap and label that will be more efficient and cost effective to produce. Lastly, the field test of our natural fountain soda continues at one of the largest fast casual restaurant chains and we intend to continue expansion of this program with additional customer pilots later this year. We believe the new product offerings will better resonate with our customers who are looking for healthy alternatives to sugary soft drinks.”

“We are focused on opening new channels of distribution including deeper conventional channel penetration as well as targeting the up and down the street and on premise channels. We have better products than our competitors and we are going to fight to regain our market share. We believe that there is significant opportunity for an all-natural product offering in the convenience store channel. To better integrate into this new channel we are looking at making our products available in cans for distribution where bottles are not appropriate. We are very excited about all the opportunities ahead for the various all natural Reed’s beverage lines. Today, we are looking at the business with a new perspective and underlying goal of generating better margins and driving improved profitability,” Mr. Freeman concluded.

Dan Miles, Chief Financial Officer of Reeds’ stated, “The majority of our sales decline was attributable to private label and kombucha that were collectively down approximately $1 million versus the prior year period. We continued our discipline of controlling expenses and realized operating expense savings of 15% during the quarter. We are targeting all aspects of our cost of goods structure and anticipate additional savings by the end of the year. Additionally, our margins will begin to show the implementation of our price increases in the third quarter.

“Early in the second quarter, we received a $3.4 million strategic investment that we believe will better position us to capitalize on the peak soda selling season and the launch of our revolutionary and great tasting low calorie soda line. In conclusion, we remain focused on driving improved margins and profitability through our core brands and incremental product launches,” Mr. Miles concluded.

The Company will conduct a conference call today at 4:30 PM EDT to discuss its 2017 fiscal first quarter results. To participate in the call, please dial the following number 5 to 10 minutes prior to the scheduled call time:

Domestic callers should dial 1-888 225 8011

International callers should dial 1- 303 223 4375

A replay of the call will be available by the following day in the investor relations section of the Company’s website at: http://www.reedsinc.com/investors/.

About Reed’s, Inc.

Reed’s, Inc. makes the top-selling sodas in the natural and specialty foods industry and are sold in over 15,000 natural and mainstream supermarkets nationwide. Reed’s products are sold through an additional estimated 40,000 accounts that include specialty gourmet, natural food stores, retail stores, convenience stores and restaurants nationwide and in select international markets. Reed’s has sold over 500 million bottles since inception in June 1989 and is considered the leader of the fast growing craft soda category. Its seven award-winning non-alcoholic Ginger Brews are unique in the beverage industry, being brewed, not manufactured and using fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. The Company also owns the top-selling root beer line in natural foods, the Virgil’s Root Beer product line. In 2012, the Company launched its Reed’s Culture Club Kombucha line of organic live beverages. Other product lines include Reed’s Ginger Candies and previously Reed’s Ginger Ice Creams.

For more information about Reed’s, please visit the Company’s website at: http://www.reedsinc.com or call 800-99-REEDS.

Follow Reed’s on Instagram, Twitter and Facebook.

Reed’s Facebook Fan Page at https://www.facebook.com/ReedsGingerBrew

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by these statements. The forward- looking statements contained in this press release are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release may include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, but are not limited to, the Company’s ability to manage growth; manage debt; meet development goals; and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONTACT:

Reed’s, Inc.

Investor Relations

(310) 217-9400 X6

Email: ir@reedsinc.com

www.reedsinc.com

REED’S INC. CONDENSED BALANCE SHEETS

	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)
Current assets:
Cash	$197,000	$451,000
Trade accounts receivable, net of allowance for doubtful accounts and returns and discounts of $282,000 and $256,000, respectively	2,414,000	2,485,000
Inventory, net of reserve for obsolescence of $165,000 and $115,000, respectively	5,516,000	6,885,000
Prepaid and other current assets	377,000	500,000
Total Current Assets	8,504,000	10,321,000
Property and equipment, net of accumulated depreciation of $4,984,000 and $4,719,000, respectively	7,934,000	7,726,000
Brand names, net of reserve for impairment of $224,000 and $224,000, respectively	805,000	805,000
Total assets	$17,243,000	$18,852,000

LIABILITIES AND STOCKHOLDER’S DEFICIENCY
Current liabilities:
Accounts payable	$6,617,000	$5,959,000
Accrued expenses	191,000	215,000
Advances from officers	380,000	-
Line of credit	3,530,000	4,384,000
Current portion of long term financing obligations	197,000	190,000
Current portion of capital leases payable	187,000	183,000
Current portion of bank notes	953,000	953,000
Total current liabilities	12,055,000	11,884,000

Other long term liabilities
Other liabilities	129,000	130,000
Long term financing obligation, less current portion, net of discount of $797,000 and $825,000, respectively	1,337,000	1,363,000
Capital leases payable, less current portion	389,000	438,000
Bank notes, net of discount $32,000 and $78,000, respectively	6,077,000	5,919,000
Warrant liability	766,000	775,000
Total Liabilities	20,753,000	20,509,000

Stockholders’ Deficiency
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94,000	94,000
Common stock, $.0001 par value, 19,500,000 shares authorized, 13,982,230 outstanding	1,000	1,000
Additional paid in capital	30,111,000	29,971,000
Accumulated deficit	(33,716,000)	(31,723,000)
Total stockholders’ deficiency	(3,510,000)	(1,657,000)
Total liabilities and stockholders’ deficiency	$17,243,000	$18,852,000

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

	2017	2016
Net sales	$8,295,000	$10,004,000
Cost of goods sold	7,239,000	8,111,000
Gross profit	1,056,000	1,893,000

Operating expenses:
Delivery and handling expenses	743,000	849,000
Selling and marketing expense	788,000	1,041,000
General and administrative expense	1,111,000	1,205,000
Total operating expenses	2,642,000	3,095,000

Loss from operations	(1,586,000)	(1,202,000)
Interest expense	(416,000)	(378,000)
Change in fair value of warrant liability	9,000
Net loss attributable to common stockholders	$(1,993,000)	$(1,580,000)
Loss per share – basic and diluted	$(0.14)	$(0.12)
Weighted average number of shares outstanding – basic and diluted	13,982,230	13,184,000

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

	3/31/17	3/31/16
Cash flows from operating activities:
Net loss	$(1,993,000)	$(1,580,000)
Adjustments to reconcile net loss to net cash provided (used) in operating activities:
Depreciation and amortization	194,000	261,000
Fair value of vested stock options issued to employees and directors	140,000	169,000
Increase (decrease) in allowance for doubtful accounts	26,000	(93,000)
Increase in reserve for inventory	50,000
Change in fair value of warrant liability	(9,000)
Changes in operating assets and liabilities:
Accounts receivable	45,000	313,000
Inventory	1,319,000	(415,000)
Prepaid expenses and other assets	124,000	312,000
Accounts payable	656,000	263,000
Accrued expenses	6,000	15,000
Payment of other long term obligations	(31,000)	0
Net cash provided (used) by operating activities	527,000	(755,000)
Cash flows from investing activities:
Purchase of property and equipment	(41,000)	(186,000)
Net cash used in investing activities	(41,000)	(186,000)
Cash flows from financing activities:
Advances from officers	380,000	0
Proceeds from stock option and warrant exercises	-	45,000
Principal payments on capital expansion loan	(177,000)
Principal repayments on long term financial obligation	(44,000)	(37,000)
Principal repayments on capital lease obligation	(45,000)	(42,000)
Net repayments on existing line of credit	(854,000)	(193,000)
Net cash used in financing activities	(740,000)	(227,000)
Net decrease in cash	(254,000)	(1,168,000)
Cash at beginning of period	451,000	1,816,000
Cash at end of period	$197,000	$648,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$400,000	$364,000
Non Cash Investing and Financing Activities
Property and equipment acquired through capital expansion loan	$288,000	$354,000
Property and equipment acquired through capital lease obligations	-	86,000

MODIFIED EBITDA SCHEDULE

	March 31,
	2017	2016
	(unaudited)	(unaudited)
Net loss	$(1,993,000)	$(1,580,000)

Modified EBITDA adjustments:
Depreciation and amortization	194,000	261,000
Interest expense	416,000	378,000
Stock option and warrant compensation	140,000	169,000
Change in fair value of warrant liability	(9,000)	-
Total EBITDA adjustments	$741,000	$808,000

Modified EBITDA	$(1,252,000)	$(772,000)